Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made as of [DATE] by and between Seneca Foods Corporation, a New York corporation (the “Corporation”), and [NAME] (“Indemnitee”).

RECITALS

WHEREAS, the Board of Directors wishes to attract and retain highly qualified persons to serve as directors of the Corporation;

WHEREAS, the Corporation has adopted provisions in its Certificate of Incorporation providing for indemnification of its directors, and the Corporation wishes to clarify and enhance the rights and obligations of the Corporation and the Indemnitee with respect to indemnification and advancement of expenses;

WHEREAS, it is reasonable, prudent and in the best interests of the Corporation and its shareholders to enter into the following Agreement to provide for such indemnification and advancement of expenses; and

WHEREAS, the Company desires to have the Indemnitee serve or continue to serve as a director of the Company and the Indemnitee desires to serve or continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

NOW, THEREFORE, to induce Indemnitee to serve the Corporation and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

INTERPRETIVE RULES; DEFINITIONS

General Interpretive Rules.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and the use of the masculine gender herein shall be deemed to include the feminine gender; (ii) references herein to “Sections” without reference to a document are to designated Sections of this Agreement; (iii) “including” means “including but not limited to”; and (iv) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision.

Definitions.

In this Agreement:

“Agreement” means this Indemnification Agreement as executed by the parties hereto as of the date first written above or, if amended, as amended.

“Board” means the Board of Directors of the Corporation.

“Derivative Proceeding” means a Proceeding brought by or in the right of the Corporation to procure a judgment in its favor.

“Entity” means a corporation, limited liability company, business, partnership, joint venture, trust, employee benefit plan or other enterprise.

“Fine” means any fine, penalty and, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

“Litigation Costs” means costs, charges and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in the investigation, defense or prosecution of or other involvement in any Proceeding and any appeal therefrom, and the costs of appeal, attachment and similar bonds.

“Losses” means the total amount which Indemnitee becomes legally obligated to pay in connection with any Proceeding, including judgments, Fines, amounts paid in settlement and Litigation Costs.

“Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether brought by or in the right of the Corporation or one of its subsidiaries or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee is or was a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director, officer or employee of the Corporation (or any subsidiary of the Corporation), or is or was serving at the request of the Corporation as a director, officer, employee, member, manager, trustee, agent, or fiduciary of another Entity.

INDEMNIFICATION

Proceedings by Third Parties.

The Corporation shall indemnify Indemnitee, in accordance with the provisions of this Section 2.1, against all Losses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding (other than a Derivative Proceeding) if Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Derivative Proceedings.

Except as provided in Section 2.2(b), the Corporation shall indemnify Indemnitee, in accordance with the provisions of this Section 2.2, against all Litigation Costs actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Derivative Proceeding, including the amount of the judgment or settlement, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

No indemnification under Section 2.2(a) shall be made in respect of:

a threatened action or a pending action which is settled or otherwise disposed of; or

any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation,

unless and only to the extent that the court in which such Derivative Proceeding was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all relevant circumstances, Indemnitee is fairly and reasonably entitled to indemnification for such portion of the settlement amount and Litigation Costs which the court shall deem proper.

No Presumptions Based on Manner Proceeding is Terminated.

The termination of any Proceeding by judgment, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption (i) that Indemnitee did not act in good faith, without fraudulent intent and for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or (ii) with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Indemnification Against Expenses of Successful Party.

Notwithstanding any other provision hereof, to the extent that Indemnitee has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any Proceeding, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Litigation Costs actually and reasonably incurred by Indemnitee in connection therewith to the fullest extent permitted by New York Law.

Advances of Litigation Costs.

At the written request of Indemnitee, Litigation Costs actually and reasonably incurred by Indemnitee in any Proceeding shall be paid by the Corporation in advance of the final disposition of such matter with the undertaking of Indemnitee, which hereby is given, that if it shall be ultimately determined, in a final, non-appealable judgment rendered by the court of last resort (or by a lower court if not timely appealed), that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, Indemnitee shall repay to the Corporation the amount, or appropriate portion thereof, so advanced. Such payment by the Corporation shall be made promptly (but in any event within 30 days) after its receipt of Indemnitee’s request therefor. If the Corporation makes an advance of Litigation Costs pursuant to this Section 2.5, the Corporation shall be subrogated to every right of recovery Indemnitee may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

Determination of Right to Indemnification; Procedure Upon Application.

Any indemnification under Section 2.1 and Section 2.2 (other than the advancement of Litigation Costs) shall be paid by the Corporation no later than 90 days after receipt of the written request of Indemnitee, unless a determination is made within said 90-day period by (i) the Board by a majority vote of directors who are not and were not parties to the Proceeding in respect of which indemnification is being sought ("Disinterested Directors"), (ii) a committee of the Board comprised of Disinterested Directors or (iii) independent legal counsel in a written opinion (which counsel shall be appointed by a vote of the Disinterested Directors), that Indemnitee has not met the relevant standards for indemnification set forth in Section 2.1 and Section 2.2. If requested by the Indemnitee in writing, any such determination shall be made by independent legal counsel not previously employed by the Corporation or any Affiliate thereof ("Affiliate" having the meaning defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended).

Indemnitee will be entitled to a hearing before the Board or the Disinterested Directors and/or any other person or persons making a determination and evaluation under Section 2.6(a). Indemnitee will be entitled to be represented by counsel at such hearing.

The right to indemnification or advances of Litigation Costs as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. Indemnitee’s Litigation Costs incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding also shall be indemnified by the Corporation.

With respect to any Proceeding for which indemnification is requested, the Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, the Corporation may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any Litigation Costs subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Indemnitee shall have the right to employ counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of Indemnitee 's counsel shall be advanced by the Corporation. Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any Derivative Proceeding.

Exclusions.

The Corporation shall not be liable to make any payment hereunder (whether in the nature of indemnification or contribution) to the extent payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy (the “Insurance Policy”). If Indemnitee is required to pay any amount that the Corporation is obligated to pay hereunder except for the exclusion in this subsection, before payment is reasonably expected to be made under the Insurance Policy, the Corporation shall promptly advance the amount Indemnitee is required to pay for which the Corporation is liable hereunder. Any advance by the Corporation shall be made with the undertaking of Indemnitee, which hereby is given, that he or she shall immediately pay over to the Corporation, from the funds Indemnitee later receives under the Insurance Policy, an amount equal to the amount which the Corporation advanced pursuant to this subsection.

Notwithstanding any other provision of this Agreement, the Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent, which shall not be unreasonably withheld, or for any judicial or other award, if the Company was not given an opportunity, in accordance with Section 2.6(d), to participate in the defense of such Proceeding.

The Corporation shall not be liable hereunder for any Fine imposed by law which the Corporation is prohibited by applicable law from paying as indemnity or otherwise.

No payment pursuant to this Agreement shall be made by the Corporation to indemnify or advance funds to Indemnitee for Litigation Costs with respect to Proceedings initiated or brought or joined in voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of Litigation Costs under this Agreement or as otherwise required by New York law, but such indemnification or advancement of Litigation Costs may be provided by the Corporation in specific cases if the Board finds it to be appropriate.

Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or part, the parties agree that, in such event, the Corporation shall contribute to the payment of Indemnitee’s Losses in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors, and of the Corporation pursuant to Indemnification Agreements or otherwise. The Corporation and Indemnitee agree that, in the absence of personal enrichment of Indemnitee, or acts of bad faith, intentional fraud or dishonesty or criminal conduct on the part of Indemnitee, it would not be just and equitable for Indemnitee to contribute to the payment of Losses arising out of a Proceeding in an amount greater than: (i) in a case where Indemnitee is a director of the Corporation or any of its subsidiaries but not an officer of either, the amount of fees paid to Indemnitee for serving as a director during the 12 months preceding the commencement of such Proceeding; or (ii) in a case where Indemnitee is a director of the Corporation or any of its subsidiaries and is an officer of either, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to Indemnitee for serving as such officer(s) during the 12 months preceding the commencement of such Proceeding; or (iii) in a case where Indemnitee is only an officer of the Corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to Indemnitee for serving as such officer(s) during the 12 months preceding the commencement of such Proceeding. The Corporation shall contribute to the payment of Losses covered hereby to the extent not payable by Indemnitee pursuant to the contribution provisions set forth in the preceding sentence.

Notice to Corporation; Cooperation.

Indemnitee shall give the Corporation notice, as soon as practicable, of any claim made against him for which indemnification will be or could be sought hereunder.

Indemnitee shall give the Corporation such cooperation and information as it may reasonably require in connection with any claim by Indemnitee hereunder.

Other Rights and Remedies.

The rights provided hereby shall not be deemed exclusive of any other right to which Indemnitee may be entitled under any statute, applicable provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or of disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue after Indemnitee ceases to serve the Corporation in the position identified in the Introduction hereof.

Serving at the Corporation’s Request.

References in this Agreement to “serving at the request of the Corporation” include service with respect to any employee benefit plan, its participants, or beneficiaries. Any action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests of the Corporation” as referred to in Article Two.

Release by Indemnitee.

The parties recognize that, pursuant to this Agreement, Indemnitee may receive the benefits of indemnification payments (paid to Indemnitee or paid to others for the benefit of Indemnitee). The Corporation is entitled to the cooperation and assistance of the Indemnitee in obtaining or directing payments by an insurer or insurers (collectively, “Insurer”) issuing a directors’ and officers’ liability insurance policy (i) from which the Company is seeking total or partial recovery for indemnification payments which the Corporation has made to or on behalf of the Indemnitee or (ii) from which the Indemnitee or others on behalf of the Indemnitee are receiving indemnification payments. Without limiting the generality of the preceding sentence, the ways in which the Indemnitee shall assist the Corporation shall include the following:

After all Losses of the Indemnitee indemnifiable under this Agreement with respect to any particular Proceeding against the Indemnitee shall have been paid, the Indemnitee, at the request of the Corporation, shall execute and deliver to the Corporation a written confirmation of that fact.

When requested by the Corporation, Indemnitee shall execute, acknowledge before a notary public, and deliver to the Corporation a Power of Attorney specifically authorizing each of certain designated officers of the Corporation as attorneys-in-fact for Indemnitee to execute, acknowledge and deliver Indemnitee’s written release to the Insurer with respect to the Losses arising from a particular Proceeding for which Indemnitee has been fully indemnified; and, if requested by the Corporation, Indemnitee shall execute, acknowledge before a notary public, and deliver to the Insurer Indemnitee’s written release with respect to the Losses arising from a particular Proceeding for which Indemnitee has been fully indemnified.

If Indemnitee were to refuse to execute, acknowledge and deliver a Power of Attorney or revoke a previously delivered Power of Attorney or refuse to provide the Corporation with the written confirmation to which it is entitled under the provisions of this Section 2.13, the Corporation shall have no further indemnification obligations hereunder with respect to any then-pending or future Proceeding; but nothing contained herein shall nullify any right conferred upon Indemnitee by Section 723(a) of the New York Business Corporation Law, as amended, or any successor provision in the New York statutes. In any event, Indemnitee hereby releases the Corporation from liability to Indemnitee hereunder with respect to any specific claim for which Indemnitee has been fully indemnified hereunder, regardless whether Indemnitee executes a separate release.

MISCELLANEOUS

Binding Effect.

This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

Savings Clause.

If all or any portion of any section hereof is held invalid or unenforceable on any ground by any court of competent jurisdiction, the Corporation nevertheless shall indemnify Indemnitee for his or her Losses to the full extent permitted by any applicable portion hereof that has not been held invalid or unenforceable or by any other applicable law.

Governing Law.

The validity, construction, enforcement and interpretation of this Agreement shall be governed by the internal law (and not the law of conflicts) of the State of New York.

Effect of Headings.

The Introduction and Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Notices.

Any notice, request or other communication hereunder to or on the Corporation or Indemnitee shall be in writing and delivered or sent by postage prepaid first-class mail, as follows: (i) if to the Corporation, addressed to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505, “Attention: President;” and (ii) if to Indemnitee, addressed to him at the address shown on the signature page hereof.

Either address referred to in the preceding subsection may be changed from time to time and shall be the most recent such address furnished in writing by the party whose address has changed to the other party in the manner specified in the preceding subsection.

Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart of an agreement so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

Prior Agreement.

This Agreement replaces and supersedes all prior agreements dealing with the same subject matter as this Agreement.

Non-Exclusivity of Rights; Applicability to Other Indemnification Provisions.

The rights to indemnification and to the advancement of Litigation Costs provided by this Agreement shall not be deemed exclusive of, and shall be in addition to, any other right that the Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of shareholders or Disinterested Directors, provisions of a charter or bylaws (including the Certificate of Incorporation or By-Laws of the Corporation), or otherwise.

To the fullest extent permitted by law, the Corporation shall apply this Agreement in considering requests for indemnification or reimbursement or payment of Litigation Costs under its Certificate of Incorporation, By-Laws, or any other agreement or undertaking of the Company.

[Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

SENECA FOODS CORPORATION

By:
Name:
Its:

Indemnitee Name:

Address: